Exhibit 4.18
                             SECOND AMENDMENT
                                    TO
                        LOAN AND SECURITY AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of December 1, 1995, and entered into by and between BANKAMERICA BUSINESS CREDIT, INC. ( Lender ) and EL DORADO CHEMICAL COMPANY ( El Dorado ) and SLURRY EXPLOSIVE CORPORATION ( Slurry ) (El Dorado and Slurry collectively referred to herein as "Borrower").

     WHEREAS, Lender and Borrower have entered into that certain Loan and Security Agreement dated December 12, 1994, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 17, 1995 (the "Agreement");

     WHEREAS, Lender and Borrower desire to further amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                 ARTICLE I
                                 ---------
                                Definitions

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

     Section 1.02. New Definitions. The following new definitions are hereby added to the Agreement:

           Second Amendment Date  means December 1, 1995.

           Short Term Revolving Facility means the credit facility hereunder consisting of the provision for Short Term Revolving Loans.

           Short Term Revolving Loans  has the meaning specified in Section
     2.1.

                                ARTICLE II
                                ----------
                                Amendments

     Section 2.01.  Amendment to Section 2.1 of the Agreement.  Section
2.1 is hereby amended to read in its entirety as follows:

           2.1 Revolving Loans. The Lender shall, subject to the terms and conditions set forth in this Agreement, and upon a Borrower s request from time to time, make revolving loans (the Revolving Loans ) to EDC and Slurry up to the limits of the Availability. The Lender, in its discretion, may elect to exceed the limits of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability, or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Revolving Loans exceeds the Availability (with the Availability for this purpose determined as if the amount of the Revolving Loans were zero), then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated.
     Notwithstanding the foregoing, beginning on the Second Amendment Date and continuing until the earlier to occur of a Mandatory Repayment or May 17, 1996, Lender has agreed to make available to Borrowers a Short Term Revolver Facility in the maximum amount of up to $3,000,000 (the
      Maximum Short Term Facility Amount ), subject to the Mandatory Reductions as hereinafter described. The Short Term Revolver Facility consists of Revolving Loans (the Short Term Revolving Loans ) which exceed Availability and which bear interest at a higher Applicable Interest Rate than the other Revolving Loans. The Maximum Short Term Facility Amount shall be subject to the following Mandatory
     Reductions : beginning on April 5, 1996 and continuing every seven (7) days thereafter, the Maximum Short Term Facility Amount will be reduced by increments of $450,000 each. In addition, if at any time either (a) the term debt under the HCFS Loan Agreement is restructured, or (b) EDC enters into a lease transaction with respect to its Real Property and/or Equipment, then the Short Term Revolver Facility will terminate immediately and all Short Term Revolving Loans will be due and payable (the Mandatory Repayment ). Either Borrower may request Revolving Loans either orally or in writing, provided, however, that each such request with respect to Reference Rate Loans shall be made no later than 1:00 p.m. (Los Angeles, California time). Each oral request by either Borrower for a Revolving Loans shall be conclusively presumed to be made by a person authorized by such Borrower to do so and the crediting of a Revolving Loan to the Borrowers deposit account, or transmittal to such Person as either Borrower shall direct, shall conclusively establish the joint and several obligation of the Borrowers to repay such Revolving Loan. The Lender will charge all Revolving Loans and other Obligations to a loan account of the Borrowers maintained with the Lender. All fees, commissions, costs, expenses, and other charges due from the Borrowers, or either of them, pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by Lender and authorized to be charged to the Borrowers, or either of them, pursuant to the Loan Documents, will be charged as Revolving Loans to the Borrowers loan account as of the date due from the Borrowers or the date paid or incurred by the Lender, as the case may be.

     Section 2.02.  Amendment to Section 3.1(a) of the Agreement.
Subsections (i) and (ii) of Section 3.1(a) of the Agreement are hereby amended to read in their entirety as follows:

           (i) For all amounts charged as Revolving Loans other than Short Term Revolving Loans and Eurodollar Rate Loans, including all Revolving Loans which are Reference Rate Loans, then at a fluctuating per annum rate equal to one percent (1%) per annum (the Reference Rate Margin ) plus the Reference Rate, provided, however, that with respect to Short Term Revolving Loans other than Eurodollar Rate Loans the Reference Rate Margin will be three percent (3%); and

           (ii) If the Revolving Loans are Eurodollar Rate Loans, then at a per annum rate equal to: three and three-eighths percent (3.375%) per annum (the Eurodollar Margin ) plus the Eurodollar Rate determined for the applicable Interest Period; provided, however, that with respect to Short Term Revolving Loans that are Eurodollar Rate Loans, the
     Eurodollar Margin will be five and three-eighths percent (5.375%).

     Notwithstanding the foregoing, if Adjusted Tangible Net Worth equals or exceeds $89,500,000, as reflected on Borrower s most current quarterly Financial Statements, then for so long as Adjusted Tangible Net Worth is at least $89,500,000, both the Reference Rate Margin and the Eurodollar Margin with respect to the Revolving Loans other than the Short Term Revolving Loans will be reduced by one-half of one percent (.50%).

     Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change.
     All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. Except as otherwise provided herein, (1) interest accrued on each Eurodollar Rate Loan shall be payable in arrears on each Eurodollar Interest Payment Date applicable to such Eurodollar Rate Loan and upon payment thereof in full, and (2) interest accrued on the Reference Rate Loans will be payable in arrears on the first day of each month hereafter.

The remaining provisions of Section 3.1(a) are unchanged.

     Section 2.03.  Amendment to Section 9.16 of the Agreement.  Section
9.16 is hereby amended to read in its entirety as follows:

           9.16 Adjusted Tangible Net Worth. Adjusted Tangible Net Worth (without taking into account any purchases of treasury stock) will not be less than the following amounts at the end of each of the Fiscal Quarters during the following Fiscal Years:

     Fiscal Quarters in the
     Following Fiscal Years        1st Quarter       2nd Quarter      3rd Quarter      4th Quarter

     Fiscal Year Ending
     December 31, 1995                                                                 $ 78,000,000(1)

     Fiscal Year Ending
     December 31, 1996             $ 78,000,000(1)   $ 79,000,000(1)  $ 80,000,000(1)  $ 81,000,000(1)

     Fiscal Year Ending
     December 31, 1997             $ 81,000,000      $ 82,000,000     $ 83,000,000     $ 84,000,000

     Each Fiscal Quarter during each Fiscal Year ending thereafter:   $ 84,000,000(1)

    (1) This number is to be reduced by the amount of any purchase of treasury stock by LSB pursuant to Section 9.14 of the Loan and Security Agreement between LSB and the Lender.

                                ARTICLE III
                                -----------
               Ratifications, Representations and Warranties

     Section 3.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 3.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

                                ARTICLE IV
                                ----------
                           Conditions Precedent

     Section 4.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

          (a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

            (i) Company Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder,
          (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

           (ii) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

          (iii) Other Documents. Borrower shall have executed and delivered such other documents and instruments as well as required record searches as Lender may require.

          (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

          (c) Borrower and the other Borrower Subsidiaries shall have collectively paid to Lender an amendment fee of $50,000.

                                 ARTICLE V
                                 ---------
                               Miscellaneous

     Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 5.02.  Reference to Agreement.  The Agreement, each of the
Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 5.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     Section 5.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 5.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 5.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 5.08. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 5.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 5.10.  Expenses of Lender.  Borrower agrees to pay on demand
(i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 5.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                   "BORROWER"

                                   EL DORADO CHEMICAL COMPANY



                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   SLURRY EXPLOSIVE CORPORATION



                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   "LENDER"

                                   BANKAMERICA BUSINESS CREDIT, INC.



                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


                        CONSENTS AND REAFFIRMATIONS
                        ---------------------------
     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that Second Amendment to Loan and Security Agreement dated as of December 1, 1995, between El Dorado Chemical Company and Slurry Explosive Corporation and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under (i) that certain Continuing Guaranty with Security Agreement (the "Guaranty") dated as of December 12, 1994, and (ii) that certain Cross-Collateralization and Cross-Guaranty Agreement (the Cross-Collateralization Agreement ) dated as of December 12, 1994, each made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty and the Cross-Collateralization Agreement remain in full force and effect and the Guaranty and the Cross-Collateralization Agreement are hereby ratified and confirmed.

     Dated as of December 1, 1995.

                                   UNIVERSAL TECH CORPORATION


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   LSB CHEMICAL CORP.


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   L&S AUTOMOTIVE PRODUCTS, CO.
                                   (f/k/a LSB Bearing Corp.)


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   INTERNATIONAL BEARING, INC.


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   LSB EXTRUSION CO.


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   ROTEX CORPORATION


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   TRIBONETICS CORPORATION


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   SUMMIT MACHINE TOOL SYSTEMS,
                                   INC.


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   HERCULES ENERGY MANUFACTURING
                                   CORPORATION


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   MOREY MACHINERY MANUFACTURING
                                   CORPORATION


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   CHP CORPORATION


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   KOAX CORP.


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   APR CORPORATION


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


                        CONSENTS AND REAFFIRMATIONS
                        ---------------------------
     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that Second Amendment to Loan and Security Agreement dated as of December 1, 1995, between El Dorado Chemical Company and Slurry Explosive Corporation and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under that certain Cross-Collateralization and Cross-Guaranty Agreement (the Cross-Collateralization Agreement ) dated as of December 12, 1994, made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Cross-Collateralization Agreement remains in full force and effect and the Cross-Collateralization Agreement is hereby ratified and confirmed.

     Dated as of December 1, 1995.

                                   INTERNATIONAL ENVIRONMENTAL
                                   CORPORATION


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


                                   L&S BEARING CO.


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


                                   CLIMATE MASTER, INC.


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


                                   SUMMIT MACHINE TOOL MANUFACTURING
                                   CORP.


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   LSB INDUSTRIES, INC.


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________